EXHIBIT 99

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Shares, par value US$0.0001 per share, of VisionChina Media Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2008.

Milestone Capital Partners Limited

By:	/s/ James Ngai
Name:	James Ngai, representing Cherianne Limited
Title:	Corporate Director

Milestone China Opportunities Fund II, L.P.

/s/ Yunli Lou
Name:	Yunli Lou
Title:	Authorized Signatory

Milestone Mobile TV Media Holdings I Limited

/s/ Yunli Lou
Name:	Yunli Lou
Title:	Director

Milestone Mobile TV Media Holdings II Limited

/s/ Yunli Lou
Name:	Yunli Lou
Title:	Director

Milestone Mobile TV Media Holdings III Limited

/s/ Yunli Lou
Name:	Yunli Lou
Title:	Director